Name of entity	Place of	Principle activities	Ownership interest held by
	business/country		the Group
	of incorporation		2024
Allego Holding B.V.	Arnhem, the Netherlands	Holding Company	100%
Allego US Inc.	Wilmington, Delaware, USA	Financial investment services	100%
Allego B.V.	Arnhem, the Netherlands	Charging solutions for electric vehicles	100%
Allego Innovations B.V.	Arnhem, the Netherlands	Software development	100%
Allego Employment B.V.	Arnhem, the Netherlands	Staffing agency within the Group	100%
Allego GmbH	Berlin, Germany	Charging solutions for electric vehicles	100%
Allego België B.V.	Mechelen, Belgium	Charging solutions for electric vehicles	100%
Allego France SAS	Paris, France	Charging solutions for electric vehicles	100%
Allego Charging Ltd	London, United Kingdom	Charging solutions for electric vehicles	100%
Allego Denmark ApS	Copenhagen, Denmark	Charging solutions for electric vehicles	100%
Allego Portugal, Unipessoal Lda	Lisbon, Portugal	Charging solutions for electric vehicles	100%
Allego Norway AS	Olso, Norway	Charging solutions for electric vehicles	100%
Allego Sweden AB	Stockholm, Sweden	Charging solutions for electric vehicles	100%

Allego Italy S.R.L.	Torino, Italy	Charging solutions for electric vehicles	100%
Allego Spain S.L.U.	Madrid, Spain	Charging solutions for electric vehicles	100%
Allego Charging Oy	Helsinki, Finland	Charging solutions for electric vehicles	100%
Allego Switzerland GmbH	Zürich, Switzerland	Charging solutions for electric vehicles	100%
Allego Austria GmbH	Vienna, Austria	Charging solutions for electric vehicles	100%
Allego Latvia SIA	Riga, Latvia	Charging solutions for electric vehicles	100%
Allego Estonia OU	Tallinn, Estonia	Charging solutions for electric vehicles	100%
Allego Lithuania UAB	Vilnius, Lithuania	Charging solutions for electric vehicles	100%
Allego Poland Sp. Z o.o	Allego Poland Sp. Z o.o	Charging solutions for electric vehicles	100%
Faolan GmbH *	Berlin, Germany	Charging solutions for electric vehicles	100%
FEMC Germany GmbH	Berlin, Germany	Charging solutions for electric vehicles	100%
GreenToWheel SAS	Paris, France	Charging solutions for electric vehicles	80%
Oury-Heintz Energie Applications SA	Paris, France	Holding Company	100%
Modélisation, Mesures et Applications SA	Paris, France	IT consulting services	100%
MOMA Collectivites SAS	Paris, France	IT consulting services	51%